                                                                       EXHIBIT 5

                                 LAW OFFICES OF
                      Paul, Hastings, Janofsky & Walker LLP
       A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                              695 TOWN CENTER DRIVE
                        COSTA MESA, CALIFORNIA 92626-1924
                            TELEPHONE (714) 668-6200
                            FACSIMILE (714) 979-1921
                              INTERNET www.phjw.com


                                January 13, 1998



Inland Entertainment Corporation
16868 Via Del Campo Court, Suite 200
San Diego, California 92127

          Re: Inland Entertainment Corporation (formerly Inland Casino Corporation) 1995 Stock Option Plan, as Amended
                --------------------------------------------------------

Ladies and Gentlemen:

                We have acted as counsel for Inland Entertainment Corporation, a Utah corporation (the "Company"), in connection with the Inland Casino Corporation 1995 Stock Option Plan, as Amended (the "Amended 1995 Plan"). We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon we are of the opinion that the shares of the Company's common stock, $.001 par value per share (the "Common Stock"), which are to be registered under the Registration Statement (hereinafter defined) and that may be issued and sold pursuant to the Amended 1995 Plan will be, when issued and sold in accordance with the Amended 1995 Plan, duly authorized, validly issued, fully paid and nonassessable.

                We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 to be filed by the Company on or about January 13, 1998, to effect registration of the shares of Common Stock to be issued and sold pursuant to the Amended 1995 Plan under the Securities Act of 1933, as amended (the "Registration Statement").


                                       Very truly yours,



                                       /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP